UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AbbVie Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! ABBVIE INC. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # ABBVIE INC. 1 NORTH WAUKEGAN ROAD NORTH CHICAGO, IL 60064 V30166-P05431 *Please check the meeting materials for any special requirements for meeting attendance. 2024 Annual Meeting For holders as of March 4, 2024 Vote by May 2, 2024 11:59 PM ET. For shares held in a Plan, vote by April 30, 2024 11:59 PM ET. You invested in ABBVIE INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the Stockholder meeting to be held on May 3, 2024. Get informed before you vote This is only an overview of the more complete proxy materials, which contain important information. View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 19, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call toll-free 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 3, 2024 9:00 AM CT Virtually at: www.virtualshareholdermeeting.com/ABBV2024

Voting Items Board Recommends Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V30167-P05431 THIS IS NOT A VOTABLE BALLOT This is only an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Class III Directors For Nominees: 01) Roxanne S. Austin 02) Richard A. Gonzalez 03) Susan E. Quaggin 04) Rebecca B. Roberts 05) Glenn F. Tilton 2. Ratification of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2024 For 3. Say on Pay – An advisory vote on the approval of executive compensation For 4. Say When on Pay – An advisory vote on the frequency of the advisory vote to approve executive compensation 1 Year 5. Approval of a management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting For 6. Stockholder Proposal – to Implement Simple Majority Vote Against 7. Stockholder Proposal – to Issue an Annual Report on Lobbying Against 8. Stockholder Proposal – to Issue a Report on Patent Process Against